Exhibit 4.57

Amarin 694/005

Protocol AN01.01.0012	Change Order no. 2, 8th June 2006

Change Order

DATED	the 8th day of June 2006.

BETWEEN	Amarin Neuroscience Limited of King’s Park House, Laurelhill Business Park, Stirling, UK FK7 9PQ (‘Amarin’)

AND	ICON Clinical Research Limited of South County Business Park, Leopardstown, Dublin 18 (‘ICON’)

WHEREAS:

A.
The parties entered into an Agreement for Services on 30th June 2005, concerning Study known as Protocol AN01.01.0012A Multi-centre, double-blind, randomized, parallel group, placebo-controlled trial of ethylepa (Ethyl-Icosapent) in patients with Huntington’s Disease.  This is a Europe only study.

B.	The main changes to the project specifications are to the study timelines, the site and patient distribution and the CRF page numbers. The revised specifications are detailed in Appendix 1 attached.

IT IS AGREED BY THE PARTIES AS FOLLOWS:

1.	The parties agree to amend the Agreement to reflect changes set out in the ‘European Revised Project Specifications and Cost Document’ which is attached hereto and incorporated hereby.

2.	Save as otherwise provided in this Change Order, all the terms and conditions of the Agreement dated the 30th June 2005 shall remain in full force and effect.

3.
The value of this Change Order shall be £382,057 in direct fees and £1,385,655 in pass through costs.  The direct fees shall be paid in an initial fee of 10% at signature of this agreement and monthly fees thereafter as outlined below:

Change Order Direct Fee Value:	£382,057
Initial Payment 10% on siqnature of Change Order (June 06)	£38,205
Monthly Payments x 12 months (June’06 to May’07)	£28,654.33

Amarin 694/005

Protocol AN01.01.0012	Change Order no. 2, 8th June 2006

IN WITNESS WHEREOF, the parties hereto have executed this Change Order by their duly authorised representatives on the date(s) written below.

Amarin Neuroscience Limited	ICON Clinical Research Limited
King’s Park House	South County Business Park
Laurelhill Business Park	Leopardstown
UKFK7 9PQ	Dublin 18
United Kingdom	Ireland

30 June 2006	29 September 2006
DATE	DATE

/s/ Anthony Clarke	/s/ Sean Leech
SIGNED	SIGNED

A. CLARKE	SEAN LEECH
NAME	NAME

V.P. CLINICAL DEVELOPMENT	EXEC. VP COMMERCIAL AND ORGANISATIONAL DEVELOPMENT
TITLE	TITLE

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

Appendix 1

Change Order No. 2

Europe Revised Project Specifications and Cost

Document

Version 4, Submitted 7th June 2006

A MULTICENTRE, MULTINATIONAL, DOUBLE-BLIND, RANDOMISED,
PARALLEL GROUP, PLACEBO CONTROLLED TRIAL OF ETHYL-EPA
(ETHYL-ICOSAPENT) IN PATIENTS WITH HUNTINGTON’S DISEASE

Protocol Number: AN01.01.0012

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

1. Introduction

This document includes revised specifications to the Clinical Research Proposal Version 5 Submitted 17 May 2005 and the Change Order #1 document (Version 2, Dated 15 Nov 2005) and associated costs for the clinical conduct of study AN01.01.0012 in Europe.  The main changes to the project specifications are to the study timelines, the site and patient distribution and the CRF page numbers.  For Biometrics, we have removed the costs for the US study and the synergies for managing both studies in parallel.

The study set-up was delayed primarily due to the late delivery of the final signed protocol to ICON on the 9th of August.  Study set-up was also delayed due to the delay in providing details of the required number of pre-selected sites.  Details of the final 5 sites were provided to ICON on the 14th of September 2005.

Consequently the selection of study sites was delayed as well as EC and regulatory submissions.  The other study timelines will also be affected accordingly.

It is now planned to conduct this study in 6 countries.  Austria, Italy and Portugal have been added to the countries originally selected (other countries previously agreed are:  Germany, Spain, UK and Netherlands, however Netherlands has now been excluded).

Allowing for staggered site initiations, we estimate that the total number of monitoring visits for each site will vary from 7 to 9 visits.  We propose that the monitoring frequency from April to August 2006 be every 5 weeks.  This will have an impact on CRA and CPM allocation and these allocations have been increased accordingly (CPM = 0.8 FTE, CRA = 4.6 FTE).  The increase in CRA allocation has also been due to an increase in the number of CRF pages from 60 pages to 96 pages.  We have been able to reduce the planned number of CRAb allocated after study set-up from a total of 3 FTEs to 2.8 FTEs (January 2006 to March 2006).

In order to effectively manage the study we have extended the Project Manager to 0.8 FTEs from the original 1-month after the planned FPI (1st September 2005) until 15 days after, the revised planned FPI (15th December 2005).

Following the meeting with Amarin on 7th November 2005, it was agreed that as the clinical resource required will be heavily dependent on enrolment and site activity, and as the CRF has increased to a 96-page CRF (from 60 pages) ICON will actively evaluate the clinical resource on an ongoing basis and provide 3-monthly reports to Amarin of the same.  Where required, ICON will adjust the clinical resource, following written approval from Amarin.

During a subsequent meeting with Amarin on 16th February 2006 it was agreed that additional changes in specifications would be included in Change Order No: 1.

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

2. Revised Clinical project Specifications

(1)           Project Timelines:

The table below summarizes the original and revised projected timelines for the conduct of this study.

Milestone	Original Date	Revised Date
ICON involvement begins	1st April 2005	1st April 2005
Final Protocol Available*	1st June 2005	9th August 2005
First patient in	1st September 2005	15th December 2005
Last patient screened	Not specified	June 2006
Last patient in	1st March 2006	July 2006

The proposed revised dates for LPO, Database lock and ICON end will be according to previously agreed intervals.

The revised timelines include the following revisions:

•	A delay of 2.5 months to study set-up.

•	The inclusion of the 1-month follow-up period (i.e. patients will be in the study for 6 months plus 1 month follow-up)

•
The inclusion of an additional 2 weeks period (It was planned to screen the first patient in December 2005; in the project meeting in November it was decided that the last patient in date would be June 2006, in total 6.5 months).

•	Last patient in date means date last patient randomised to medication

•	Last patient out date is 1 month/35 days after last patient off treatment.

(2)           Site and Patient Distribution

Approximately 37 sites will be contacted and surveyed to establish their interest and suitability for participating in this study (originally 38 planned).  It is planned to conduct a total of 37 pre-study visits (originally 33 planned) and to initiate 30 sites (originally 30 planned).

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

The tables below show the site and patient distribution per the original contract as well as the current site and patient distribution.

Original Site and Patient Distribution

Country	Number of screened sites	Number of initiated sites	Number of randomized patients
Germany	14	12	96
Netherlands
UK	24	18	144
Spain
TOTAL	38	30	240

Revised Site and Patient Distribution

Country	Number of screened sites	Number of initiated sites	Number of randomized patients
Austria	2	2	24
Germany	9	9	80
Italy	4	4	30
Netherlands	1	0	0
Portugal	3	2	8
Spain	5	4	28
Switerland	1	0	0
UK	12	9	70
TOTAL	37	30	240

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

(3)           Staff Allocation

Based on the revised study timelines and the current site and patient distribution the clinical study team allocation has been revised as follows:

FTE	Staff	Time Allocation
0.4	Project Manager	Allocated in April 2005
0.8	Project Manager	Allocated from 1st of May 2005 through 31st of December 2005
0.6	Project Manager	Allocated from 1st of January 2006 through 31st of March 2006
0.8	Project Manager	Allocated from 1st of April 2006 through 31st of August 2006
0.6	Project Manager	Allocated from 1st of September 2006 through 31st of January 2007
0.8	Project Manager	Allocated from 1st of February 2007 through 31st of May 2007
1.5	Clinical Research Associate(s)	Allocated in April 2005
3.0	Clinical Research Associate(s)	Allocated from 1st of May 2005 through 31st of December 2005
2.8	Clinical Research Associate(s)	Allocated from 1st of January 2006 through 31st of March 2006
4.6	Clinical Research Associate(s)	Allocated from 1st of April 2006 through 31st of August 2006
3.4	Clinical Research Associate(s)	Allocated from 1st of September 2006 through 31st of May 2007
0.7	Clinical Research Assistant(s)	Allocated in April 2005
1.4	Clinical Research Assistant(s)	Allocated from 1st of May 2005 through 31st of December 2005
1.2	Clinical Research Assistant(s)	Allocated from 1st of January 2006 through 31st of March 2006
1.4	Clinical Research Assistant(s)	Allocation from 1st of April 2006 through 31st of August 2006
1.2	Clinical Research Assistant(s)	Allocation from 1st of September 2006 through 31st of May 2007
	Therapeutic Director	Allocated for 5 days for study duration
	Clinical Regulatory Compliance Associate	Allocated for 17 days for study duration
	Accounting Administrator	Allocated for 69 days for study duration

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

The above allocations are also based on the participation of 30 sites in the project, 96 CRF pages per patient and on a 5-weekly monitoring visit frequency from April 2006 to August 2006 and 7-weekly thereafter (previously 6 weekly) for a total of 7-9 visits per site (previously 8).  Based on the recruitment rates expected at EU sites, on-site monitoring activities and the revised number of CRF pages will take approximately 10 hours to perform.

ICON will actively evaluate the clinical resource on an ongoing basis and provide 3-monthly reports to Amarin of the same.  Where required, ICON will adjust the clinical resource, following written approval from Amarin.

(4)           Clinical Documentation

The following changes in project specifications have been made in respect to study documentation:

•	ICON will write the Austrian Protocol Amendment required for EC and regulatory submissions.

•	ICON will organise for the translation of medication instructions through a third party vendor.

•	ICON will organise for the translation of the study protocol into Spanish through a third party vendor.

•	ICON will organise for the translation of regulatory documentation through a third party vendor.

(5)           Clinical Activities

(a)           Administration of Investigator Payments

ICON will be responsible for the administration of investigator payments and hospital and pharmacy fees, where necessary.  Payments will be made by ICON on a 3-monthly basis.  All payments, which will be agreed in advance, will be charged to Amarin as “pass-through”.  In addition Amarin will provide ICON with a float of 30% of the total budget of investigator fees for the payment of investigator fees to support the agreed up front payments to sites.

(b)           Regulatory Submissions

ICON will be responsible for any follow-up or re-submission of regulatory clinical trial submissions to the relevant authorities in Germany, Spain and the UK.  Any future request will be documented in a change notification before documented in a change order.  (Amarin has requested ICON to be responsible for any new submission or follow-up).

ICON will complete the AMG form for the German submission and will make the local regulatory notifications.  ICON has also provided advice to Alison Bannon (Sub-contractor of Amarin) regarding regulatory submissions for a total of 8 hours.

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

ICON will be responsible for making regulatory clinical trial submissions to the relevant authorities in Austria, Italy (including the Osservatorio web site) and Portugal.  Amarin will provide draft documentation for the Austrian and Portuguese submissions.

ICON will be responsible for any additional notification or submission.

Amarin will be responsible for responding in a timely way to questions from regulatory agencies to affect a final outcome.  ICON will assist, as appropriate

(c)           Ethics Committee Submissions

ICON will be responsible for preparing 27 local and 6 central ethics committee submissions in Austria, Germany, Italy, Portugal, Spain and in the UK.  Both Amarin and ICON will be responsible for responding in a timely manner to questions raised by ethics committees to affect a final outcome.

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

3. Revised Biometrics Project Specifications

The following changes have been made to the Biometrics costs and specifications:

Data Management	Contract	CO#1	Comments
US Study and Synergies:	-	-	Both the costs for the US study and the synergies (for managing both studies in parallel) have been removed.
Timelines (EU study):	21	28
The original contract specifications were based on 21 months (from 1 Apr 05 to 1 Jan 07).  The date for database lock has been moved so the timelines have been extended by 5 months thus increasing the costs for the following activities:  Project Management, teleconferences and the review of monthly central laboratory and ECG transfers.  The date for Database lock is estimated to be 4-6 weeks post Last Patient Last Visit (LPLV) date.  ICON will make all possible efforts to achieve Database Lock as early as possible.

Status Reports (EU study):	21	76
The original contract specifications were based on monthly status reports over 21 months.  From April 2006 status reports will be provided on a weekly basis, thus the number of reports has increased to 76.

Face-to-face Meetings (EU study):	2	6
The original contract specifications were based on attendance at two face-to-face meetings.  Four additional meetings have been included (including travel costs) as the Data Management group has already attended two meetings to date and it is expected that there will be quarterly meetings on an ongoing basis.

Pages (EU Study):	13,680	21,816
The original contract specifications were based on 13,680 (24 drop-outs x 30 pages plus 216 completers x 60 pages) pages.  The number of CRF pages has now increased to 21,816 pages (24 drop-outs x 45 pages plus 216 completers x 96 pages), thus increasing the costs for data and query processing (10%).

CRF Design (EU study):	60	96	The original contract was based on 30 unique/30 replicate CRF pages. This has now increased to 30 unique/66 replicate pages thus increasing the costs for CRF design.

Note:  No changes have been applied to the Biostatistics costs and specifications as the Statistical Analysis Plan(s) has yet to be finalised.

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

4. Revised Pass-through Costs

The following changes have been made to the cost estimates of pass-through costs.

Activity	Description
Travel Costs	Cost estimates for site visits have been increased from an average of £210 to £300 due to the revised site allocation. It is estimated that there will be an additional 26 visits conducted.
Translations	Translation costs for the following have been included in the budget:
Translation of patient cards into 7 languages.
Translation of medication instructions into 7 languages.
Translation of the study protocol into Spanish.
Translation of the study synopsis into 3 additional languages.
Translation of the informed consent form into 4 additional languages.
Translation of additional EC documentation for 6 additional submissions.
Translation of regulatory documents from three languages into English.
Translation of investigator contracts.
Regulatory Agency Fees	Regulatory fees for 3 clinical trial submissions have been included in the revised pass-through budget.
Ethics Committee Fees	EC fees for one less EC submission have been deduced from the revised pass-through budget.
Investigator Fees	Cost estimates for investigators fees including hospital overheads and pharmacy fees have been included in the revised past-through budget.

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

5. Revised Cost Estimates (Clinical)5. Revised Cost Estimates (Clinical)

Cost estimates for ICON services and associated “pass-through” costs are presented in this section.  These cost estimates reflect the changes in cost associated with the revised project specifications presented in sections 1-3.  Should these or other project specifications change the cost estimate provided herein may require modification.

Clinical Research Management	Units	Number of Units	Price per unit*	Revised Cost (STG£)	Contract (STG£)	Change Order (STG£)
Therapeutic Director	Days	5	1,330	6,651	6,651	0
Project Manager	Days	357	922	329,143	252,780	76,363
Clinical Research Associate	Days	1663	497	827,105	580,952	246,153
Clinical Research Assistant	Days	633	390	246,579	197,766	48,813
Clinical Regulatory Compliance	Days	17	511	8,692	6,977	1,715
Account Administrator	Days	69	494	34,076	34,076	0
CLINICAL RESEARCH MANAGEMENT SUB-TOTAL				£1,452,246	£1,079,202	£373,044

*Figures in the “Price per unit” column have been rounded, figures in the “Total” column are correct.

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

Support Services	Units	Number of Units	Price per unit*	Revised Cost (STG£)	Contract (STG£)	Change Order (STG£)
Local Ethics Committee Submissions	Sites	27	552	14,905	16,562	-1,657
Central Ethics Committee Submission	Sites	6	828	4,968	3,312	1,656
Regulatory Submission	Submission	3	3,005	9,015	0	9,015
ICOTrack Set-up	System Set-	1	2,795	2,795	2,795	0
ICOTrackMaintenance	Months	26	177	4,612	4,612	0
SUPPORT SERVICES SUB-TOTAL				£36,295	£27,281	£9,013

*Figures in the “Price per unit” column have been rounded, figures in the “Total” column are correct.

ICON CLINICAL RESEARCH	£1,488,541	£1,106,484	£382,057

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

Estimated pass-through costs	Units	Number of Units	Price per unit	Revised Cost (STG£)	Contract (STG£)	Change Order (STGE)
Travel
Site Visit Adjustment	Visits	333	300	99,900	69,810	30,090
Additional Site visits	Visit	26	300	7,800	0	7,800
Team Meetings	Meetings	7	629	4,402	4,402	0
Sponsor Meetings	Meetings	7	1,118	7,827	7,827	0
Investigator Fees
Investigator Fees	Patient	240	4,900	1,176,000	0	1,176,000
Pharmacy Fees	site	30	340	10,200	0	10,200
Hospital Overheads	10% per	240	490	117,600	0	117,600
Investigator Meetings
Travel	Attendees	69	1,747	120,543	120,543	0
Administrative Fee - 10%				12,054	12,054	0
Translations
Protocol synopsis (1,000 words)	Language	6	391	2,348	1,174	1,174
Protocol	Language	1	3,000	3,000	0	3,000
Informed consent document	Language	7	783	5,479	2,348	3,131
EC documents	Submission	33	433	14,297	11,265	3,033
Medication Instructions	Language	7	120	840	0	840
Regulatory documents	Submission	3	866	2,598	0	2,598
Patient Cards	Language	7	53	371	0	371
Investigator Contracts	Site	23	800	18,400	0	18,400
Other
Teleconferencing (3 lines)	Meetings	65	84	5,451	5,451	0
Ethics Committee Fees	Sites	33	559	18,448	19,007	-559
Regulatory Fees	Submission	3	800	2,400	0	2,400
Courier	per site/month	120	71	33,258	24,710	8,548
Mobile phones	per CRA per	25	42	3,675	2,646	1,029
				£1,666,891	£281,237	£1,385,655

CLINICAL RESEARCH TOTAL				£1,488,541	£1,106,484	£382,057
ESTIMATED PASS THROUGH COSTS				£1,666,891	£281,237	£1,385,655
OVERALL TOTAL				£3,155,432	£1,387,720	£1,763,512

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

Revised cost Estimates (Biometrics)

Data Management	Contract Costs	Removal of US Study Costs and Synergies	EU Study Cost (No Synergy)	New Costs (CO#1)	Change in Specifications	Cost Reduction
1. Project Management	£30,677	£17,367	£13,310	£29,951	£16,641	-£726
Planning	£9,409	£6,914	£2,495	£3,327	£832	-£6,082
Communications	£9,409	£6,914	£2,495	£3,327	£832	-£6,082
Set-up of Status Reports	£992	£22	£969	£969	£0	-£22
Ongoing Status Reports	£1,884	£637	£1,248	£4,515	£3,267	£2,631
2. Meetings
Teleconference with Sponsor	£7,651	£3,612	£4,039	£5,385	£1,346	-£2,265
Kick-off Meeting	£3,328	£75	£3,253	£3,253	£0	-£75
Face-to-face Meetings	£3,948	£1,997	£1,952	£16,263	£14,312	£12,315
3. Project Set-up
Data Management Plan	£4,225	£1,492	£2,733	£2,733	£0	-£1,492
Study Specific Procedures	£5,147	£1,104	£4,042	£4,042	£0	-£1,104

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

Data Management	Contract Costs	Removal of US Study Costs and Synergies	EU Study Cost (No Synergy)	New Costs (CO#1)	Change in Specifications	Cost Reduction
Edit Check Document	£6,659	£1,906	£4,753	£4,753	£0	-£1,906
Data Management Report	£3,026	£649	£2,376	£2,376	£0	-£649
Database Setup	£14,839	£1,628	£13,211	£13,211	£0	-£1,628
Edit Programming	£28,107	£8,046	£20,061	£20,061	£0	-£8,046
Data Listings - Programming	£3,026	£649	£2,376	£2,376	£0	-£649
Central Laboratory - Programming	£4,886	£1,678	£3,208	£3,208	£0	-£1,678
ECG - Programming	£6,491	£3,282	£3,208	£3,208	£0	-£3,282
4. Review External Data
Central Laboratory - Data Reconciliation	£11,745	£7,067	£4,679	£6,238	£1,560	-£5,507
ECG - data Reconciliation	£5,873	£3,533	£2,339	£3,119	£780	-£2,754
5. Data Processing
CRF Scanning	£20,269	£11,264	£9,005	£13,772	£4,766	-£6,498
Data Entry	£58,239	£32,685	£25,555	£40,753	£15,198	-£17,486
Obvious Corrections	£42,736	£23,984	£18,752	£29,905	£11,153	-£12,831
Data Listings - Review	£5,001	£2,807	£2,194	£3,499	£1,305	-£1,502
Validation	£60,777	£34,109	£26,668	£42,529	£15,861	-£18,248

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

Data Management	Contract Costs	Removal of US Study Costs and Synergies	EU Study Cost (No Synergy)	New Costs (CO#1)	Change in Specifications	Cost Reduction
6. Coding
Data Coding (60% autoencode)	£9,228	£5,179	£4,049	£4,049	£0	-£5,179
7. Query Processing
Query Resolution	£28,864	£16,199	£12,665	£20,198	£7,532	-£8,666
8. Data Transfers to Sponsor
Test Transfer	£2,449	£1,176	£1,274	£1,274	£0	-£1,176
Final Database Transfer	£12,625	£5,981	£6,644	£6,644	£0	-£5,981
9. Closeout Activities
CRF Quality Control Reviews (SQRT n+1) Enrolled Patients	£1,483	£791	£692	£692	£0	-£791
Critical Item Reviews 100% Enrolled Patients	£12,796	£8,411	£4,384	£4,384	£0	-£8,411
Closeout & Archive	£4,893	£2,648	£2,246	£2,246	£0	-£2,648
10. SAE Reconciliation
SAE Reconciliation	£5,741	£3,313	£2,428	£2,428	£0	-£3,313
DATA MANAGEMENT*	£426,423	£217,119	£209,304	£304,688	£95,384	-£121,734

*NOTE:  No costs have been included for the merging of data between the EU and US studies, which, if requested, may incur an additional cost.

CFR DESIGN	£16,393	£3,279	£13,114	£15,906	£2,791	-£487

BIOSTATISTICS	£163,451	-	-	£163,451	-	-

PASS-THROUGH COSTS	£50,742	£26,972	£23,770	£34,019	£10,249	£16,723

Amarin Neuroscience	CONFIDENTIAL	Change Order No. 2
Version 4, 7th of June 2006

The table below summarizes the revised, original and change order cost.

Overall costs	Revised Cost (STG£)	Contract Costs (STG£)	Change Order (STG£)
CLINICAL RESEARCH TOTAL	1,488,541	1,106,484	382,057
ESTIMATED PASS THROUGH COSTS	1,666,891	281,237	1,385,655
OVERALL CLINICAL TOTAL	£3,155,432	£1,387,720	£1,763,512

DATA MANAGEMENT	304,688	426,423	-121,734
CRF DESIGN	15,906	16,393	-487
BIOSTATISTICS	163,451	163,451	0
DM and BIOSTAT PASS-THROUGH Costs	34,019	50,742	-16,723
OVERALL DM and BIOSTAT TOTAL	£518,064	£657,009	-£138,944

OVERALL TOTAL	£3,673,496	£2,044,729	£1,624,568

Amarin 694/005

Protocol AN01.01.0012	Change Order No. 2 Version 4, 7th of June 2006
Payment Schedule

Payment Schedule

Summary of Costs (CO#2)

Change Order Direct Fee Value: £382,057
Initial Payment 10% on signature of Change Order (June 06)	£38,205
Monthly Payments x 12 months (June ’06 to May ’07) £28,654.33 per month	£343,852

Change Order Direct Fee Value: -£122,221
Initial Payment 10% on signature of Change Order (June 06)	-£12,222
Monthly Payments x 12 months (June ’06 to May ’07) - £1,018.51 per month	£109,999

SUMMARY: Change Order 2 Payment Schedule
Change Order Direct Fee Value: Clinical	£382,057
Change Order Direct Fee Value: Data Management	-£122,221
£259,836

Summary of Costs (CO#2)

10% upon signature	£25,984
Monthly Payments x 12 months (June ’06 to May ’07)
£19,487.70 per month	£233,852
£259,836

REVISED ICON EU PAYMENT SCHEDULED (CHANGE ORDER #2)U PAYMENT SCHEDULED (CHANGE ORDER #2)

Milestone Payments
Task Completed	Contract Value
Contract Signed	342,550
All sites initiated	192,684
50% of patients enrolled	192,684
Initial Payment 10% on signature of C/O#2	25,984
100% of patients enrolled	192,684
Mid-point of treatment phase	192,684
All patients completed and data at DM	192,684
All sites closed	38,537
Final Tables & Listings	25,691

Total Milestones payments				£1,396,185
Monthly Payments contract	April ’05 - June ‘07	22	15,570	342,550
Monthly Payments change order #2*	Jun ’06 - May ‘07	12	19,488	233,852

Total Monthly payments	£576,403

Total payments	£1,972,587

*Change Order #2:  monthly payment have been adjusted to include the increase of the clinical direct cost and decrease the data management cost

Amarin 694/005

Protocol AN01.01.0012	Change Order No. 2 Version 4, 7th of June 2006
Payment Schedule

IN WITNESS WHEREOF, the parties hereto have executed this Change Order by their duly authorised representatives on the date(s) written below.

Amarin Neuroscience Limited	ICON Clinical Research Limited
King’s Park House	South County Business Park
Laurelhill Business Park	Leopardstown
UKFK7 9PQ	Dublin 18
United Kingdom	Ireland

16 October 2006	29 September 2006
DATE	DATE

/s/ Anthony Clarke	/s/ Sean Leech
SIGNED	SIGNED

A. CLARKE	SEAN LEECH
NAME	NAME

VP CLINICAL DEVELOPMENT	EXEC. VP COMMERCIAL AND ORGANISATIONAL DEVELOPMENT
TITLE	TITLE